UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2008 (August 12, 2008)

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-7050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2008, Mrs. Fields Famous Brands, LLC (“MFFB”) and certain affiliated companies (collectively with MFFB, the “Companies”) commenced a solicitation of votes on a joint prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code, as amended (the “Prepackaged Plan”), from certain of the Companies’ creditors and interest holders.  The disclosure statement relating to the Prepackaged Plan (the “Disclosure Statement”), which describes the Prepackaged Plan and the solicitation of votes, is attached as Exhibit 1.2 and the Prepackaged Plan is included as Appendix I to the Disclosure Statement.

As previously reported in Current Reports on Form 8-K, MFFB and certain affiliated companies entered into and later amended a binding restructuring term sheet (the “Term Sheet”) and related restructuring support agreements (the “Support Agreements”) with the members of an ad hoc committee (the “Committee”) of certain unaffiliated investors holding in excess of 78% in outstanding principal amount of Mrs. Fields’ 9% and 11½% Senior Secured Notes due 2011 (the “Notes”) providing for an offer by Mrs. Fields to exchange the Notes for cash, new secured notes and 87.5% of the equity in the Company, as described in the Term Sheet (the “Restructuring”).

On August 13, 2008, MFFB and certain affiliated companies, Capricorn Investors III, L.P., which is the equity sponsor of the Companies, and the Committee reached an agreement to further amend the Term Sheet (the “Amended Term Sheet”) and amend the Support Agreements (the “Amended Support Agreements”).  The Amended Term Sheet modified certain of the financial terms and established revised timelines for the transactions contemplated by the Amended Term Sheet.  The Amended Support Agreements reconfirm the parties’ support for the previously announced Restructuring and provide that the Restructuring will be implemented through a “pre-packaged” Chapter 11 filing and the confirmation of the Prepackaged Plan under the United States Bankruptcy Code, as amended.  As a result of the Amended Support Agreements, the holders of more than two-thirds of the outstanding principal amount of the Notes, and each of the holders of the MFOC Note and MFOC Equity (each as described in the Disclosure Statement) have agreed to vote in favor of the Prepackaged Plan, subject to the terms and conditions of the Amended Support Agreements.

The foregoing summary of the Amended Term Sheet and the Amended Support Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Support Agreements, which include the Amended Term Sheet, a form of which is attached as Exhibit 1.1 and incorporated herein by reference.

This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Prepackaged Plan or an offer to sell or a solicitation of an offer to buy any securities of the Debtors.  Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement and applicable law.

ITEM 5.02.                                    DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  The MFFB Board of Managers determined that, with effect following the filing by MFFB of its Quarterly Report on Form 10-Q for its second fiscal quarter of 2008, the audit committee and the compensation committee of MFFB’s Board of Managers will each be reconstituted to include all Managers of MFFB. In addition, Don K. Rice has assumed the role of Chairman of MFFB and will receive compensation in such role equal to the compensation to be paid to the Chairman of MFFB’s audit committee for such role.

(d)  On August 12, 2008, Raymond Troubh was appointed to the MFFB Board of Managers.  In conjunction with the reconstitution of the audit committee and compensation committee of the Board of Managers of MFFB, Mr. Troubh is expected to serve on both committees.  Mr. Troubh will be compensated on the same basis as other directors.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
1.1

Amended Support Agreement, dated August 13, 2008, by and among Mrs. Fields Famous Brands, LLC,  Mrs. Fields Financing Company, Inc., Mrs. Fields’ Original Cookies, Inc., Mrs. Fields’ Holding Company, Inc., Capricorn Investors III, L.P. and certain members of the Committee (including the Amended Term Sheet).

1.2

Disclosure Statement relating to the Pre-Packaged Plan of Reorganization, dated August 15, 2008 (together with the Pre-Packaged Plan of Reorganization as Appendix I and the other Appendixes and Exhibits to the Appendixes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Co-Interim Chief Executive Officer, Executive Vice President and Chief Legal Officer

Date:   August 15, 2008